Fourth Amendment
To The BankBoston, N.A. Bonus
Supplemental Employee Retirement Plan

          The BankBoston, N.A. Bonus Supplemental Employee Retirement Plan is hereby amended, effective January 1, 1997, as follows:

1.	New Section 15 is added to read as follows:

	15.	Plan Freeze.

All accruals, deferrals, employer credits, and other credits (except for interest credits) under the Plan shall cease as of January 1, 1997.

           IN WITNESS WHEREOF, this Fourth Amendment has been executed by a duly authorized officer of the Company on this 30th day of March, 2001.

FLEETBOSTON FINANCIAL CORPORATION

By: /s/ WILLIAM C. MUTTERPERL
William C. Mutterperl Executive Vice President, General Counsel and Secretary